UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: August 1, 2006

POZEN Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1414 Raleigh Road, Suite 400, Chapel Hill, North Carolina 27517
(Address of Principal Executive Offices) (Zip Code)

(919) 913-1030
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 1, 2006, POZEN Inc., a Delaware corporation (POZEN), entered into a Collaboration and License Agreement (the Agreement) with AstraZeneca AB, a Swedish corporation (AstraZeneca), regarding the development and commercialization of proprietary fixed dose combinations of the proton pump inhibitor (PPI) esomeprazole magnesium with the non-steroidal anti-inflammatory drug (NSAID) naproxen, in a single tablet for the management of pain and inflammation associated with conditions such as osteoarthritis and rheumatoid arthritis in patients who are at risk for developing NSAID associated gastric ulcers. Under the terms of the Agreement, POZEN has granted to AstraZeneca an exclusive, fee-bearing license, in all countries of the world except Japan, under POZEN’s patents and know-how relating to combinations of gastroprotective agents and NSAIDs (other than aspirin and its derivatives). AstraZeneca may, at no additional cost, elect to include Japan in the licensed territory within two years after the effective date of the Agreement.

Under the terms of the Agreement, AstraZeneca will pay POZEN an upfront license fee of $40 million. In addition, AstraZeneca has agreed to make milestone payments upon the achievement of certain development events and sales events. If all development milestones are achieved, total development milestone payments due to POZEN under the Agreement will be $160 million. If all sales milestone events are achieved, total sales milestone payments due to POZEN under the Agreement will be $175 million. POZEN will also receive a royalty based on annual net sales by AstraZeneca, its affiliates or sublicensees under the Agreement during the royalty term. The royalty rate varies based on the level of annual net sales of products made by AstraZeneca, its affiliates and sublicensees, with percentages ranging from the mid-single digits to the mid-teens. In addition, the Agreement provides for certain reductions to the royalty rate based on qualified royalty payments to other third parties and loss of market share due to generic competition. POZEN’s right to receive royalties from AstraZeneca for the sale of such products expires on a country-by-country basis upon the later of (a) expiration of the last-to-expire of certain patent rights relating to such products in that country, and (b) ten years after the first commercial sale of such products in such country.

POZEN retains responsibility for the development and filing of the New Drug Application (NDA) for the product in the United States. AstraZeneca is responsible for all development activities outside the U.S., as well as for all manufacturing, marketing, sales and distribution activities worldwide. POZEN has agreed to bear all expenses related to certain specified U.S. development activities. All other development expenses, including all manufacturing-related expenses, will be paid by AstraZeneca. The Agreement establishes joint committees with representation of both POZEN and AstraZeneca to manage the development and commercialization of the product. The committees will operate by consensus, but if consensus cannot be reached, POZEN generally will have the deciding vote with respect to development activities required for marketing approval of the product in the U.S. and AstraZeneca generally will have the deciding vote with respect to any other matters.

The Agreement, unless earlier terminated, shall expire upon the payment of all applicable royalties for the products commercialized under the Agreement. Either party has the right to terminate the Agreement by notice in writing to the other party upon or after any material breach of the Agreement by the other party, if the other party has not cured the breach within 90 days after written notice to cure has been given, with certain exceptions. The parties also can terminate the Agreement for cause under certain defined conditions. In addition, AstraZeneca can terminate the Agreement at will, for any reason or no reason, in its entirety or with respect to countries outside the U.S., upon 90 days’ notice. If terminated at will, AstraZeneca will owe POZEN a specified termination payment or, if such termination occurs after the product is launched, AstraZeneca may, at its option, under and subject to the satisfaction of conditions specified in the Agreement, elect to transfer the product and all rights to POZEN.

The foregoing is a summary of the material terms of the Agreement and does not purport to be complete. The statements herein are qualified be reference to the Agreement, which is incorporated by reference herein.

On August 2, 2006, POZEN issued a press release titled “POZEN and AstraZeneca Announce Global Collaboration to Co-Develop and Commercialize Fixed Dose Combinations of Naproxen and Esomeprazole for the Treatment of Pain,” a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

This Current Report on Form 8-K contains “forward-looking statements” regarding the timing and amount of payments that POZEN may receive from AstraZeneca under the Agreement between POZEN and AstraZeneca, the timing and progress of POZEN’s clinical programs for its drug candidates, and the potential improvement or benefit that such clinical programs may demonstrate and the drug candidates’ market potential, which statements are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Such statements are based on POZEN’s management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward looking statements as a result of many factors, including, without limitation, uncertainties relating to drug discovery; clinical development processes; enrollment rates for patients in clinical trials; changes in relationships with strategic partners and dependence upon strategic partners for the performance of critical activities under collaborative agreements; the impact of competitive products and technological changes; uncertainties relating to patent protection and uncertainties relating to POZEN’s ability to obtain funding. These and other factors are identified and described in more detail in POZEN’s filings with the Securities and Exchange Commission, including without limitation POZEN’s recent annual report on Form 10-K for the year ended December 31, 2005, quarterly report on Form 10-Q for the quarterly period ending March 31, 2006 and subsequent filings. POZEN disclaims any intent or obligation to update these forward-looking statements.

Neither the filing of any press release as an exhibit to this Current Report on Form 8-K nor the inclusion in that press release of a reference to POZEN’s Internet address shall, under any circumstances, be deemed to incorporate the information available at such Internet address into this Current Report on Form 8-K. The information available at such Internet address is not part of this Current Report on Form 8-K or any other report filed by POZEN with the Securities and Exchange Commission.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
99.1
Press Release titled “POZEN and AstraZeneca Announce Global Collaboration to Co-Develop and Commercialize Fixed Dose Combinations of Naproxen and Esomeprazole for the Treatment of Pain,” dated August 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN Inc. (Registrant)

By:	/s/ William L. Hodges
William L. Hodges
Chief Financial Officer

Dated: August 4, 2006

EXHIBIT INDEX
Exhibit Number	Description
99.1
Press Release titled “POZEN and AstraZeneca Announce Global Collaboration to Co-Develop and Commercialize Fixed Dose Combinations of Naproxen and Esomeprazole for the Treatment of Pain,” dated August 2, 2006.